UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 1, 2016
(February 24, 2016)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2016, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of PNM Resources, Inc. (the “Company”) recommended that the full Board approve certain compensatory plans and arrangements in which the Company’s named executive officers participate. On February 25, 2016, the full Board (or the independent directors, in the case of certain actions relating specifically to the Company’s Chairman, President and Chief Executive Officer) approved the Compensation Committee’s recommendations. The plans and arrangements that were approved at such meetings are described in more detail below.

Approval of 2016 Officer Annual Incentive Plan

The Board approved the Company’s 2016 Officer Annual Incentive Plan (the “Annual Incentive Plan”), which provides for a one-year performance period that began on January 1, 2016 and will end on December 31, 2016. Pursuant to the Annual Incentive Plan, the Company’s named executive officers are eligible to receive performance cash awards under the Company’s 2014 Performance Equity Plan (the “PEP”), if the Company achieves (i) certain levels of Incentive Earnings Per Share (as defined below) and (ii) specified goals, in each case during 2016. Any awards must be certified and approved by the Compensation Committee (and the independent directors, in the case of any award payable to the Company’s Chairman, President and Chief Executive Officer) and will be paid on or before March 15, 2017.

Additional terms of the Annual Incentive Plan are as follows:

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To ensure that any awards payable under the Annual Incentive Plan can be funded by the Company’s earnings, no awards will be made unless the Company achieves certain threshold Incentive Earnings Per Share targets.

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“Incentive Earnings Per Share” equals the Company’s diluted earnings per share for the fiscal year ending December 31, 2016, as reported in the Company’s Annual Report on Form 10-K, adjusted to exclude certain items that do not factor into ongoing earnings.

•
Awards are payable at threshold, target and maximum levels for the Company’s named executive officers based upon a percentage of their respective January 1, 2016 base salaries. For the Company’s Chairman, President and Chief Executive Officer, award opportunities under the Annual Incentive Plan range from 50% to 200%. Award opportunities range from 35% to 140% for the Company’s Executive Vice President and Chief Financial Officer, and from 27.5% to 110% for the Senior Vice Presidents. Actual awards under the Annual Incentive Plan (if any) will be determined as follows:

◦
The overall award pool will be determined based on the Company’s actual Incentive Earnings Per Share during 2016. As noted above, if the Company does not achieve at least the threshold level of Incentive Earnings Per Share specified in the Annual Incentive Plan, no awards will be paid to the named executive officers regardless of the Company’s achievement levels with respect to the goals specified pursuant to the Annual Incentive Plan. This award pool (if any) will be allocated to individual named executive officers in accordance with the provisions of the Annual Incentive Plan (each named executive officer’s allocated amount of the award pool being his or her “Allocated Pool Amount”).

◦
The Compensation Committee will determine individual awards (if any) (each named executive officer’s individual award being his or her “Individual Award Amount”) based on achievement levels with respect to the corporate goals specified in the Annual Incentive Plan.

◦	Each named executive officer would receive the lesser of his or her (i) Allocated Pool Amount or (ii) Individual Award Amount.

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The Annual Incentive Plan provides for the payment of partial or pro rata awards in certain events involving the hiring, departure, promotion, demotion or transfer of officers eligible to participate in the plan. In the event that the plan is modified (to reduce awards) following a change in control with respect to the Company, a minimum award is provided in certain instances.

Approval of 2016 Long-Term Incentive Plan

The Board also approved the Company’s 2016 Long-Term Incentive Plan (the “LTIP”), which provides for a three-year performance period that began on January 1, 2016 and will end on December 31, 2018 (the “LTIP Performance Period”). Pursuant to the LTIP, the Company’s named executive officers are eligible to receive (following the conclusion of the LTIP Performance Period) performance share awards and time-vested restricted stock rights awards under the PEP. Any awards must be certified and approved by the Compensation Committee (and the independent directors, in the case of any award payable to the Company’s Chairman, President and Chief Executive Officer). The total award opportunities available to the named executive officers under the LTIP are allocated as follows:

•
70% are allocated to performance share awards, which will be granted based on the Company’s level of attainment of a Relative TSR Goal, a FFO/Debt Ratio Goal and an Earnings Growth Goal (each as defined below) over the LTIP Performance Period; and

•
30% are allocated to time-vested restricted stock rights awards, which will be granted depending on the named executive officer’s position, as well as the discretion of the Compensation Committee, following the end of the LTIP Performance Period. The time-vested stock rights would vest in the following manner: (i) 33% on March 7, 2020; (ii) 34% on March 7, 2021; and (iii) 33% on March 7, 2022.

Each named executive officer’s performance share award opportunity (at threshold, target and maximum levels) is based on his or her January 1, 2016 base salary. For the Company’s Chairman, President and Chief Executive Officer, the award opportunities range from 78.75% to 315%. For the Company’s Executive Vice President and Chief Financial Officer, the award opportunities range from 38.5% to 154%. For the Company’s Senior Vice Presidents, the award opportunities range from 26.25% to 126%.

Award opportunities for the time-vested restricted stock rights component of the LTIP are 67.5% of base salary for the Chairman, President and Chief Executive Officer, 33% of base salary for the Executive Vice President and Chief Financial Officer, and 22.5% to 27% of base salary for the Senior Vice Presidents, respectively. In addition to the factors described above, the number of restricted stock rights actually granted to the named executive officers will depend on their base salary and the per share price of the Company’s common stock on the grant date, which is anticipated to be in early March 2019.

As noted above, the Company’s level of attainment (threshold, target or maximum) of each of the Relative TSR Goal, the FFO/Debt Ratio Goal and the Earnings Growth Goal over the LTIP Performance Period will determine each named executive officer’s actual performance share award. Such goals are described below:

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“Relative TSR Goal” refers to the Company’s Total Shareholder Return (“TSR”) for the LTIP Performance Period as compared to the TSR of the other utilities included in the S&P 400 Mid-Cap Utility Index. For this purpose, TSR will be measured by comparing the average closing price of the Company’s common stock (or the other utilities’ common stock) for the 20 trading days immediately preceding the beginning of the LTIP Performance Period with the average closing price for the last 20 trading days of the LTIP Performance Period. TSR will be determined by adding any dividends paid by the Company (or other utilities) to the appreciation in value of the Company’s (or other utilities’) common stock.

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“FFO/Debt Ratio Goal” refers to the Company’s funds from operations for the fiscal year ending December 31, 2018, divided by the Company’s total debt outstanding (including any long-term leases and unfunded pension plan obligations) as of December 31, 2018. Funds from operations are equal to the Company’s net cash flow from operating activities, as reported in the Company’s Annual Report on Form 10-K, adjusted for certain items. The calculation is intended to be consistent with Moody’s Investors Service, Inc.’s (“Moody’s”) calculation of FFO/Debt (which Moody’s refers to as “CFO Pre-WC/Debt”) and if Moody’s modifies its calculation methodology prior to December 31, 2018 and communicates such changes in writing to Company representatives or the general public prior to December 31, 2018, the Moody’s calculation methodology in effect as of December 31, 2018 will be utilized.

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“Earnings Growth Goal” refers, for the LTIP Performance Period, to the Company’s compounded annual growth in Earnings Per Share (as defined in the LTIP, which definition is identical to the definition used for purposes of calculating Incentive EPS under the Annual Incentive Plan), measured by dividing the Earnings

Per Share as of December 31, 2018 by the Earnings Per Share as of December 31, 2015. The resulting earnings growth multiple will then be multiplied to the 1/3 power and subtract 1.

Amendment of Executive Savings Plan II

On February 24, 2016, the Compensation Committee approved a First Amendment to the PNM Resources, Inc. Executive Savings Plan II (the “ESP II”). The First Amendment changes the method of calculating the Supplemental Credits for participants in the ESP II who become Eligible Officers on or after January 1, 2016.

Prior to the adoption of the First Amendment, the Supplemental Credits were intended to replace a certain percentage of an Eligible Officer’s pre-retirement income. Such an approach will continue to apply to the calculation of the Supplemental Credits for an Eligible Officer who was participating in the ESP II prior to January 1, 2016.

For participants who become Eligible Officers on or after January 1, 2016, the Plan Administrator (i.e., the Company, which acts through its senior human resources officer), with the advance advice and consent of the Compensation Committee, will determine the amount of Supplemental Credits based on the market conditions as of the date that the Eligible Officer is hired or becomes eligible for a Supplemental Credit. The Supplemental Credits will be expressed as a percentage of the Eligible Officer’s current compensation and will not replace a certain percentage of the Eligible Officer’s pre-retirement income.

The ESP II defines Eligible Officer as a Participant who (1) occupies the position of Senior Vice President or higher of PNM Resources, (2) has completed at least three months of service and (3) has been selected by the Plan Administrator with the advance consent of the Compensation Committee to receive a Supplemental Credit.

Approval by the full Board was not required in connection with the First Amendment to the ESP II.

Note Regarding Non-GAAP Financial Measures

Certain performance measures described above (including Incentive EPS under the Annual Incentive Plan and TSR, FFO/Debt and Earnings Per Share under the LTIP) are not financial measures determined under U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures have been established solely for purposes of measuring performance under the applicable plan or arrangement. Such measures (and any corresponding targets) have no effect on, and are not necessarily identical to, any earnings guidance that may be announced by the Company. Consistent with the rules and regulations promulgated by the Securities and Exchange Commission and the Company’s past practice, the Company’s definitive proxy statements for future Annual Meetings of Stockholders will include detailed information about how such performance measures are calculated, as well as any required reconciliation(s) to corresponding GAAP financial measure(s).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: March 1, 2016	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President and Corporate Controller
(Officer duly authorized to sign this report)